NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION HEREOF. THIS WARRANT MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, NO EXERCISE, TRANSFER OR DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED HEREIN ARE SATISFIED.

No. WA -__________________                     Number of Shares Purchasable Upon
Issue Date: July 16, 2002                      Exercise of Warrant:_____________

           Void after 5:00 p.m. Atlanta, Georgia time on July 16, 2012

                          COMMON STOCK PURCHASE WARRANT
                                       OF
                               U.S. REALTEL, INC.

         U.S. RealTel, Inc., a Delaware corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________________, is entitled, subject to the terms set forth in this warrant (the "Warrant"), at any time or from time to time commencing on the date hereof, but in no event later than July 16, 2012 to purchase from the Company ______ shares of common stock of the Company, par value $.001 per share (the "Common Stock"), at an exercise price of $1.13 per share, as adjusted from time to time pursuant to the provisions set forth below (the "Exercise Price"). This Warrant and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the holder hereof (the "Holder") fails to exercise any portion of this Warrant prior to 5:00 p.m., Atlanta, Georgia time, July 16, 2012 ("Expiration Date").

         1. EXERCISE OF WARRANT. Subject to the provisions of Section 9 below, this Warrant may be exercised in whole or in part at any time or from time to time commencing on the date hereof and until the Expiration Date; provided, however, that if any such date is a day on which banking institutions are authorized by law to close in Atlanta, Georgia(a "Bank Holiday"), then on the next succeeding day which shall not be a Bank Holiday.

                  This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or at the office of its transfer agent, if any (the "Transfer Agent"). The presentation and surrender of this Warrant for exercise must be accompanied by: (a) the form of subscription which is attached hereto as Annex A (the "Form of Subscription") duly executed with signature guaranteed; (b) either (i) payment of the aggregate Exercise Price for the number of shares specified in such form or (ii) an election to make a cashless exercise as provided below in this Section; and (c) if the purchaser is not the registered Holder, an executed assignment evidencing assignment of this Warrant to the purchaser. If this Warrant should be exercised in part only, upon presentation and surrender of this Warrant to the Company or the Transfer Agent for cancellation, the Company shall execute and deliver a new warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt of this Warrant by the Company at its office or by the Transfer Agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise; provided, however, that if at the date of surrender of such Warrant and payment of the aggregate Exercise Price, the transfer books for the Common Stock shall be closed, the certificates representing the shares of Common Stock or other securities subject to issuance upon such exercise hereof shall be issuable as of the date on which the Company's transfer books shall next be opened. Until such date, the Company shall be under no duty to deliver any certificate representing such shares of Common Stock or other securities and the Holder shall not be deemed to have become a holder of record or owner of such shares of Common Stock or such other securities.

                  In the event that the Holder elects to make a cashless exercise as provided above, the Company shall issue to the Holder the a number of shares of Common Stock equal to the result obtained by (i) subtracting B from A, (ii) multiplying the difference by C, and (iii) dividing the product by A, as set forth in the following equation:

                  X =      (A - B) x C where:
                           -----------
                                A

                  X = the number of shares of Common Stock issuable upon a cashless exercise of the Warrant pursuant to the provisions of this Section 3.

                  A = the Fair Market Value (as defined below) of one share of Common Stock on the date of net issuance exercise.

                  B = the Exercise Price for one share of Common Stock under this Warrant.

                  C = the number of shares of Common Stock as to which this Warrant is exercisable.

                  If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon a cashless exercise.

                  For the purpose of such calculations, the fair market value per share of the shares of Common Stock shall be, (i) if the cashless exercise of the Warrant is in connection with a public offering of the Company's Common Stock, the public offering price (before deducting commission, discounts or expenses) at which the Common Stock is sold in such offering, (ii) if a public market for the Company's Common Stock exists at the time of such exercise, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter

Market Summary or the last reported sale price of the Common Stock or closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value; or (iii) if there is no public market for the Company's Common Stock, determined by the Company's Board of Directors in good faith.

         2. RESERVATION OF SHARES. There shall at all times be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be subject hereto.

         3. FRACTIONAL SHARES. Notwithstanding any other provision hereof, the Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share would, except for the provisions hereof, be issuable upon the exercise of this Warrant, then: (a) if the fraction of a share otherwise issuable is equal to or less than one-half, the Company shall round down and issue only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled; or (b) if the fraction of a share otherwise issuable is greater than one-half, the Company shall round up and issue one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled.

         4. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT. Subject to the provisions of this section and of Section 9 below, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or the Transfer Agent, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of this section and of Section 9 below, upon surrender of this Warrant to the Company or the Transfer Agent accompanied by: (a) the form of assignment which is attached hereto as Annex B (the "Form of Assignment") duly executed; and (b) funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in the Form of Assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the office of the Company or the Transfer Agent, accompanied by a written notice signed by the Holder hereof specifying the names and denominations in which new warrants are to be issued.

         Notwithstanding anything herein to the contrary, the Company may, without any obligation to do so, at its option, at any time and from time to time prior to the Expiration Date require that the Holder surrender this Warrant to the Company or the Transfer Agent in exchange for a warrant certificate in engraved or other form as may be approved by the board of directors of the Company (the "Board of Directors") representing this Warrant, bearing such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Board of Directors may deem appropriate, having terms and conditions substantially similar to those contained in this Warrant or which, in the reasonable judgment of the Board of Directors, afford the Holder of the outstanding Warrants issued by the Company as a class a net benefit when considered under the totality of the circumstances or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage; it being understood and agreed, however, that the terms and conditions of this Warrant may be modified, amended or superseded by the Company at any time hereafter as set forth herein. The term "Warrant" shall hereinafter be interpreted to include any warrant into which this Warrant may be divided, exchanged or combined, and any warrant as the same may be hereafter modified or amended from time to time.

         5. THEFT, DESTRUCTION, LOSS OR MUTILATION OF WARRANT. Subject to the provisions of Section 4, in the event of the theft, destruction, loss or mutilation of this Warrant, upon receipt by the Company of evidence satisfactory to it of such theft, destruction, loss or mutilation and, in the case of loss, theft or destruction, of such indemnification as the Company may in its discretion impose, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new warrant of like tenor and date.

         6. RIGHTS OF THE HOLDER. Prior to the exercise of this Warrant, the Holder shall not be entitled by virtue hereof to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are enforceable against the Company only to the extent set forth herein.

         7.       ADJUSTMENTS.

         (a) The number of shares of Common Stock issuable on exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in the event that the Company shall:

                           (i) pay a dividend in, or make a distribution of, shares of Common Stock;

                           (ii) subdivide its outstanding shares of Common Stock into a greater number of shares;

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or

                           (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholder. In any such case, the total number of shares of Common Stock issuable on exercise hereof immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate Exercise Price, the number of shares of Common Stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this section shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this section, the Holder shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board of Directors shall equitably determine the allocation of the adjusted exercise price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

         (b) In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into or with another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.

         (c) Whenever a reference is made in this section to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

         (d) Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required herein, the Company shall forthwith file such information with its secretary at its principal office, and with the price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the Holder.

         (e) The Company: (i) will not cause the par value of any securities receivable on exercise of this Warrant to be in excess of the amount payable therefor on such exercise; and (ii) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and non-assessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant. This Warrant shall bind the successors and assigns of the Company.

         8. TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. Neither this Warrant nor the shares of Common Stock (or other securities) issuable upon exercise hereof have been the subject of registration under the

Securities Act or under state securities laws. Except as provided in Section 4 above: (a) this Warrant may not be transferred, assigned, pledged, sold or otherwise disposed of; and (b) the shares of Common Stock (or other securities) issuable upon exercise of this Warrant may not be transferred, assigned, pledged, sold or otherwise disposed of in the absence of registration under or exemption from the applicable provisions of the Securities Act, unless the Holder provides the Company with an opinion of counsel in form and substance satisfactory to the Company (together with such other representations and warranties as the Company may request) that the shares of Common Stock issued or issuable, as applicable, upon exercise of this Warrant may be legally transferred without violating the Securities Act, and any other applicable securities law and then only against receipt of an agreement of the transferee (in form and substance satisfactory to the Company) to comply with the provisions of this section with respect to any resale or other disposition of such securities.

         9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by first class mail, postage prepaid, as follows:
(a) if to the Holder, at the address of the Holder as shown on the registry books maintained by the Company or the Transfer Agent; and (b) if to the Company, at U.S. RealTel, Inc., Fifteen Piedmont Center 3575 Piedmont Road, Suite 100 Atlanta, Georgia 30305, Attention Chief Executive Officer.

         10. SURVIVAL. All agreements, covenants, representations and warranties set forth herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise and purchase of this Warrant.

         11. AMENDMENTS. The Company may, in its sole discretion, by supplemental agreement or pursuant to an amended warrant certificate issued in exchange for this Warrant make any changes or corrections to the terms and conditions hereof which it deems appropriate in order to: (a) reduce the Exercise Price; (b) extend the Expiration Date of this Warrant; (c) cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; provided, however, that no adverse change in the number or nature of the securities purchasable upon the exercise of this Warrant, or the Purchase Price therefor, or the acceleration of the Expiration Date, shall be made without the consent in writing of the Holder. In addition, the Company may at any time hereafter enter into an agreement with a qualified warrant agent (a "Warrant Agent") chosen by it in its sole discretion to act on behalf of the Company in connection with the issuance, registration, transfer and exchange, the issuance of certificates representing the Warrants, the exercise of the Warrants and the rights of the Holder thereof (a "Warrant Agreement").

         12. AGREEMENT OF HOLDER. The Holder, by acceptance hereof, consents and agrees with the Company, any Warrant Agent, and any Transfer Agent that:

                  (a) This Warrant is transferable only on the registry books of the Company, the Transfer Agent or the Warrant Agent by the Holder thereof in person or by its attorney duly authorized in writing and only if the warrant certificates representing this Warrant are surrendered at the office of the Company or the Warrant Agent, if any, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company and the Warrant Agent, if any, in their sole discretion, together with payment of any applicable transfer taxes;

                  (b) The Company and any Warrant Agent may deem and treat the person in whose name the warrant certificate is registered as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and none of the Company, the Transfer Agent or the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 5 hereof;

                  (c) This Warrant shall be subject in all respects to the terms and conditions set forth in any amended warrant certificate upon the issuance thereof or in any Warrant Agreement entered into by the Company as permitted pursuant to Section 11 hereof upon the execution thereof and, in either such case, upon the mailing by the Company of notice of the amendment of the terms and conditions of this Warrant. In the event of the execution of any such Warrant Agreement, a true copy thereof shall be promptly mailed by the Company to the Holder;

                  (d) The Holder shall execute all such further instruments and documents and take such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Warrant.

         13. SEVERABILITY. The provisions of this Warrant shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         14. ENTIRE AGREEMENT. This Warrant is intended to and does contain and embody the entire understanding and agreement of the Company and the Holder with respect to the subject matter hereof and there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, unempowered or affected.

         15. HEADINGS. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

         16. GOVERNING LAW. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

         17. LEGEND FOR COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT. Each share of Common Stock issuable upon exercise of this Warrant shall initially bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.

Except as otherwise set forth herein, the Company need not register a transfer of legended Common Stock, and may also instruct the Transfer Agent not to register the transfer of the Common Stock, unless the conditions specified in the foregoing legend are satisfied.

                                      *****

         IN WITNESS WHEREOF, U.S. RealTel, Inc. has caused this Warrant to be signed in its name and on its behalf and its corporate seal to be affixed hereon by its duly authorized officers as of the date of issuance first above written.



                                       U.S. REALTEL, INC.



                                       By:
                                          --------------------------------------
                                          Its: Executive Vice President

                                Annex to Warrant

                               FORM OF ASSIGNMENT

                    (To be executed upon transfer of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________________ the right represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer such Warrant on the Warrant register of the within named Company, with full power of substitution.



DATED:              , 200_.



                                      Signature:



                                      -----------------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                                      Signature Guaranteed:



                                      ------------------------------------------

                                Annex to Warrant
                              FORM OF SUBSCRIPTION

                      (To be completed and signed only upon
                an exercise of the Warrant in whole or in part)

TO: U.S. RealTel, Inc.

         The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, _______ shares of Common Stock (as such terms are defined in the Warrant, dated July 16, 2002, issued by U.S. RealTel, Inc. to _________________).

                [ ] (Cash Exercise) The undersigned has included with this Form of Subscription the purchase price of such shares in full.

                [ ] (Cashless Exercise) The undersigned elects to purchase such shares pursuant to the net exercise provisions of such Warrant.

The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------
Social Security Number:
                         -------------------------------------------------------
Deliver to:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------

         If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(es) as follows:

Name:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------

DATED:         , 200_.



---------------------------------------------
(Name of Holder)



---------------------------------------------
(Signature of Holder or Authorized Signatory)
Signature Guaranteed:



----------------------------------------------     -----------------------------
                                                   (SS or TIN of Holder)